                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]

Filed by the Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement     [_] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               HOPFED BANCORP, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1. Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------

    2. Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------

    4. Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------

    5. Total fee paid:

       ------------------------------------------------------------------

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:

    ------------------------------------------------------------------

2.  Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------------

3.  Filing Party:

    ------------------------------------------------------------------

4.  Date Filed:

    ------------------------------------------------------------------

                              HOPFED BANCORP, INC.
                          2700 Fort Campbell Boulevard
                          Hopkinsville, Kentucky 42240


                                 April 22, 2002

Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of HopFed Bancorp, Inc. (the "Company") to be held at the main office of Hopkinsville Federal Bank, 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky on Wednesday, May 15, 2002 at 3:00 p.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and officers of the Company as well as representatives of Rayburn, Betts & Bates, P.C., the Company's independent auditors, will be present to respond to any questions that our stockholders may have. Detailed information concerning our activities and operating performance is contained in our Annual Report which also is enclosed.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

                                        Sincerely,



                                        John E. Peck
                                        President and Chief Executive Officer

                              HOPFED BANCORP, INC.
                          2700 Fort Campbell Boulevard
                          Hopkinsville, Kentucky 42240
                                 (270) 885-1171

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 15, 2002
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of HopFed Bancorp, Inc. (the "Company") will be held at the main office of Hopkinsville Federal Bank, 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky on Wednesday, May 15, 2002 at 3:00 p.m., local time.

     The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

     1.   The election of three directors of the Company.

     2. The ratification of the appointment of Rayburn, Betts & Bates, P.C. as independent auditors of the Company for the fiscal year ending December 31, 2002.

     3. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Stockholders of record at the close of business on March 29, 2002, are the stockholders entitled to vote at the Annual Meeting and any adjournment thereof.

         You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   BOYD M. CLARK
                                   SECRETARY

Hopkinsville, Kentucky
April 22, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT
                              HOPFED BANCORP, INC.

                          2700 Fort Campbell Boulevard
                          Hopkinsville, Kentucky 42240
                                 (270) 885-1171

                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  May 15, 2002

--------------------------------------------------------------------------------
                                  INTRODUCTION
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HopFed Bancorp, Inc. (the "Company") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the main office of Hopkinsville Federal Bank (the "Bank"), 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky on Wednesday, May 15, 2002, at 3:00 p.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed form of proxy, are first being mailed to stockholders on or about April 22, 2002.

--------------------------------------------------------------------------------
                        VOTING AND REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Properly executed but unmarked proxies will be voted FOR Proposal I to elect three nominees of the Board of Directors as directors of the Company and FOR Proposal II to ratify the appointment of Rayburn, Betts & Bates, P.C. as the Company's independent auditors. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxies will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Certificate of Incorporation and Bylaws. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted ("broker no votes") will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Stockholders who execute the form of proxy enclosed herewith retain the right to revoke such proxies at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting alone will not revoke such stockholder's proxy.

     The Company has retained Corporate Communications, Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation of proxies at a fee of $2,250 plus reimbursement of normal expenses.

--------------------------------------------------------------------------------
                                VOTING SECURITIES
--------------------------------------------------------------------------------

     The securities which can be voted at the Annual Meeting consist of shares of the Company's common stock, $.01 par value per share ("Common Stock"). Stockholders of record as of the close of business on March 29, 2002 (the "Record Date") are entitled to one vote for each share of Common Stock then held on all matters. As of the Record Date, 3,631,538 shares of the Common Stock were issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups owning in excess of 5% of Common Stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of the Record Date, management was not aware of any person who beneficially owned more than 5% of the outstanding shares of Common Stock.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, the members of each class to serve for a term of three years and until their successors are elected and qualified. The Board of Directors has nominated Boyd M. Clark, Harry
J. Dempsey and Gilbert E. Lee to serve for a three-year term or until their successors are elected and qualified. Delaware law provides that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominee. Stockholders are not entitled to cumulate their votes for the election of directors. If the nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Board of Directors may recommend, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

         The following table sets forth for the nominees and for each director, including the named current executive officer, such person's name, age, the year such person first became a director and the number of shares and percentage of Common Stock beneficially owned.

         The Board of Directors recommends a vote "FOR" the nominees named below as directors of the Company.

                                                             PRESENT      SHARES OF
                                            YEAR FIRST         TERM      COMMON STOCK
                                              ELECTED           TO       BENEFICIALLY     PERCENT
       NAME                AGE(1)          DIRECTOR (2)       EXPIRE       OWNED (3)      OF CLASS
       ----                ------          ------------       ------     -------------    --------
                                         BOARD NOMINEES FOR TERM TO EXPIRE IN 2005

Boyd M. Clark                 56              1990            2002         91,131          2.5%

Harry J. Dempsey              44              1999            2002         40,097          1.1%

Gilbert E. Lee                58              1999            2002         34,519            *

                                             DIRECTORS CONTINUING IN OFFICE

Kerry B. Harvey               44              2001            2003          3,900            *

John E. Peck                  37              2000            2003         13,170 (4)        *

WD Kelley                     81              1972            2004         52,464          1.4%

Thomas I. Miller              57              2001            2004            100            *

Walton G. Ezell               66              1965            2004         55,507          1.5%

All Executive Officers and
  Directors as a Group (10 persons)                                       294,388          7.9%

_________________
* Less than 1% of the outstanding Common Stock.

(1)  At December 31, 2001.
(2) Includes term of office as director of the Bank prior to the conversion of the Bank to a stock savings bank as a wholly owned subsidiary of the Company on February 6, 1998 (the "Conversion"). Each director of the Company is also a director of the Bank.
(3) At the Record Date. In accordance with Rule 13d-3 under the Exchange Act, a person is considered to "beneficially own" any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, "voting power" is the power to vote or direct the vote of shares, and "investment power" is the power to dispose or direct the disposition of shares. Includes shares owned directly by the named individuals, shares held by their spouses, minor children and trusts over which they have or share voting or investment power. Does not include shares held or beneficially owned by other relatives as to which the named individuals disclaim beneficial ownership. Also includes options to purchase Common Stock which are exercisable within 60 days of the Record Date. See "-- Directors' Compensation -- 1999 Stock Option Plan."
(4) Includes options to purchase 10,000 shares of Common Stock granted under the 2000 Stock Option Plan which are exercisable within 60 days of the Record Date. Excludes options to purchase 30,000 shares of Common Stock granted under the 2000 Stock Option Plan and options to purchase 10,000 shares of Common Stock granted under the 1999 Stock Option Plan which are not exercisable within 60 days of the Record Date Such options would become fully exercisable upon a change in control of the Company as defined in the option plans. See "-- Option Grants in Fiscal Year 2001."

     Listed below is certain information about the principal occupations of the Board nominees and the other directors of the Company. Unless otherwise noted, all such persons have held these positions for at least five years.

     Boyd M. Clark. Mr. Clark has served as Senior Vice President --Loan Administrator of the Bank since 1995. Prior to his current position, Mr. Clark served as First Vice President of the Bank. He has been an employee of the Bank since 1973. Mr. Clark also serves as Vice President and Secretary of the Company. From May-July 2000, Mr. Clark served as Acting President of both the Company and the Bank.

     Harry J. Dempsey. Dr. Dempsey has served as an anesthesiologist with Christian County Anesthesia in Hopkinsville, Kentucky, since 1985.

     Gilbert E. Lee. Mr. Lee is co-owner of C&L Rentals, LLC, a residential and commercial real estate rental company.

     Kerry B. Harvey. Mr. Harvey is a partner in the law firm of Owen, Harvey and Carter.

     John E. Peck. Mr. Peck has served as President and Chief Executive Officer of both the Company and the Bank since July 2000. Prior to that, Mr. Peck was President and Chief Executive Officer of United Commonwealth Bank and President of Firstar Bank-Calloway County.

     WD Kelley. Prior to his retirement in 1980, Mr. Kelley served as Superintendent of Schools for Christian County, Kentucky. Mr. Kelley currently serves as Chairman of the Board of Directors of the Bank, a position he has held since 1995. He also serves as Chairman of the Board of Directors of the Company.

     Thomas I. Miller, PHD, CPA. Mr. Miller has served as a professor of accounting at Murray State University in Murray, Kentucky for 33 years. Since 1980, Mr. Miller has also been a partner in the independent accounting firm of Miller and Wilson in Murray, Kentucky. Mr. Miller was appointed to the Board of Directors in 2001 to fulfill the unexpired term of Clifton Cochran, who passed away.

     Walton G. Ezell. Mr. Ezell is a self-employed farmer engaged in the production of grain in Christian County, Kentucky.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Company held two meetings during the year ended December 31, 2001. The members of the Company's Board of Directors are also members of the Bank's Board of Directors, which held __ meetings during the year ended December 31, 2001. All incumbent directors attended 75% or more of the total number of Board meetings held during the year ended December 31, 2001 and the total number of meetings held by committees on which such directors served during such period.

     The Board of Directors of the Company serves as a nominating committee for selecting the management nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees, nor has it established any procedures for this purpose. The Board of Directors held one meeting during the year ended December 31, 2001 in its capacity as a nominating committee.

     The Board of Directors' Audit and Finance Committee consists of directors Dempsey (Chairman), Kelley and Miller. The Audit and Finance Committee met two times during the year ended December 31, 2001. The Audit and Finance Committee is authorized to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company and the Bank, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies. Each of the members of the Audit and Finance Committee is an "independent director" as defined in the listing standards of the National Association of Securities Dealers, Inc.

         In the year ended December 31, 2001, there were no standing committees of the Board of Directors of the Company other than the Audit and Finance Committee. The Board of Directors of the Bank carries out many of its duties through committees.

         The Bank's Executive Committee consists of directors Kelley, Peck and Ezell and is authorized to take actions it deems necessary or appropriate between regular meetings of the Board. The Executive Committee met three times during the year ended December 31, 2001.

         The Bank's Personnel and Compensation Committee consists of directors Lee, Cochran and Ezell. The Personnel and Compensation Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. All compensation decisions are made by the full Board of Directors. However, directors who are also employees of the Bank abstain from voting and are not present during discussions of the Board on matters relating to their employee compensation. The Personnel and Compensation Committee met one time during the year ended December 31, 2001.

Executive Compensation

         Directors and officers do not receive separate compensation directly from the Company. All compensation is paid by the Bank. The following table sets forth a summary of certain information concerning the compensation paid for services rendered in all capacities during the years ended December 31, 2001, 2000 and 1999 to the President and Chief Executive Officer. No other executive officer of the Company earned salary and bonus in the year ended December 31, 2001 exceeding $100,000 for services rendered in all capacities to the Company and the Bank.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation
                                                                         -----------------------------------
                                         Annual Compensation                         Awards          Payouts
                                ---------------------------------------- --------------------------- -------
                                                                         Restricted    Securities
Name and                                                 Other Annual      Stock       Underlying    LTIP         All Other
Principal Position       Year      Salary      Bonus   Compensation (1)   Award(s)   Options/SARs(#) Payouts    Compensation
-------------------      ----      ------      -----   ----------------   --------   --------------- -------    ------------
John E. Peck (2)         2001   $119,413      $    --        $--            $--         10,000(3)      $--          $ --
  President and Chief    2000     59,474           --         --             --         40,000          --            --
  Executive Officer
  of the Company and
  the Bank

------------------

(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officers in the year ended December 31, 2001 did not exceed 10% of the executive officer's salary and bonus.
(2) Mr. Peck was employed as President and Chief Executive Officer of the Company and the Bank effective July 3, 2000. See "-- Employment Agreements" and "-- Report of the Compensation Committee."
(3)  See "-- Option Grants in Fiscal Year 2001."

Directors' Compensation

         Fees. The members of the Board of Directors of the Company currently do not receive fees in their capacity as such. The Bank's non-employee directors receive a fee of $550 per meeting attended, plus all non-employee directors receive a retainer of $250 per month. The Chairman of the Board receives a fee of $650 per meeting attended. Non-employee directors of the Bank also receive a fee of $275 per committee meeting attended. During the year ended December 31, 2001, the Bank's non-employee directors' fees totaled $68,400.

         1999 Stock Option Plan. Upon stockholders' approval of the 1999 Stock Option Plan (the "Option Plan") at the 1999 Annual Meeting of Stockholders, each director of the Company at that time received an option to acquire shares of Common Stock. As of the Record Date, no stock options granted under the Option Plan had been exercised and no stock appreciation rights had been granted. As of the Record Date, non-employee directors Kelley and Ezell each held an option under the Option Plan for 24,023 shares of Common Stock, and Mr. Clark held an option under the Option Plan for 57,656 shares. The exercise price of all such options is $17.42 per share. All such options are exercisable. In addition, as of the Record Date, Mr. Peck held an option under the Option Plan for 10,000 shares which was not exercisable. See "-- Option Grants in Fiscal Year 2001." As of the Record Date, the fair market value of the Common Stock was $10.74 per share.

     Management Recognition Plan. Pursuant to the Management Recognition Plan (the "MRP") which was approved at the 1999 Annual Meeting of Stockholders, directors, advisory directors and employees of the Company and the Bank are eligible to receive awards of Common Stock under the MRP. Upon stockholder approval, each non-employee directors Kelley and Ezell each received an MRP award of 8,067 shares, and Mr. Clark received an MRP award of 19,361 shares. The MRP awards became vested with respect to 33-1/3% of the awarded shares on each of the date of the award (February 24, 1999), January 1, 2000 and January 1, 2001.

Option Grants in Fiscal Year 2001

     The following table contains information concerning the grant of stock options to the named executive officer. No stock appreciation rights have been awarded.

                                               Individual Grants
                      ---------------------------------------------------------------------
                           Number of         Percent of
                          Securities       Total Options                                     Potential Realizable Value at
                          Underlying         Granted to       Exercise or                    Assumed Annual Rates of Stock
                       Options Granted     Employees in       Base Price      Expiration         Price Appreciation
                      (Number of Shares)    Fiscal Year    ($ per Share)(1)      Date             For Option Term(2)
                      ------------------    -----------    ----------------   ------------  --------------------------------
                                                                                                5%($)              10%($)
                                                                                            -------------     --------------
John E. Peck               10,000              20.0%            $12.33          6/1/11      $  77,542         $196,508

-----------------
(1) The exercise price was based on the fair market value of the Common Stock on the date of grant. As of the Record Date, the fair market value of the Common Stock was $10.74 per share.
(2) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the end of the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock.

Year End Option Values

     The following table sets forth information concerning the value of options held by the named executive officer at the end of fiscal year 2001. No options were exercised by the named executive officers during the fiscal year.

                            Number of Securities          Value of Unexercised
                           Underlying Unexercised       In-the-Money Options at
                         Options at Fiscal Year End       Fiscal Year End ($)
                         --------------------------       -------------------
                          Exercisable/Unexercisable           Exercisable/
Name                         (Number of Shares)              Unexercisable
----                         ------------------              -------------

John E. Peck                  10,000/40,000                 $7,400/$22,200 (2)

-----------------
(1) Difference between the fair market value of underlying Common Stock ($10.74 per share) and the exercise price ($10.00 per share as to options for 40,000 shares and $12.33 per share as to options for 10,000 shares) at fiscal year end. An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

Certain Benefit Plans and Agreements

     Pension Plan. Until December 31, 2001, the Bank maintained a non-contributory, defined benefit pension plan (the "Pension Plan") for the benefit of employees who were 21 years of age and had completed one year of service with the Bank. The benefits were based on years of service and the employee's average final compensation, which was computed using the five consecutive years prior to retirement that yield the highest average. The normal retirement benefit was equal to 1.75% of average final compensation, multiplied by service not in excess of 35 years. The normal retirement date was age 65 and completion of five years of participation in the Pension Plan or age 60 with 30 years of vesting service, if earlier. The Pension Plan also provided for early retirement benefits beginning at age 55 and completion of 10 years of service, and for death benefits.

         The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Pension Plan based upon the Pension Plan formula for specified average final compensation and specified years of service.

Average Final                                       Years of Service
                     -------------------------------------------------------------------------------
Compensation             15             20               25               30               35
------------         -----------    ------------     ------------     ------------    --------------
$  20,000.........   $   5,250      $   7,000        $   8,750        $  10,500       $   12,250
   40,000.........      10,500         14,000           17,500           21,000           24,500
   60,000.........      15,750         21,000           26,250           31,500           36,750
   80,000.........      21,000         28,000           35,000           42,000           49,000
  100,000.........      26,250         35,000           43,750           52,500           61,250

     Benefits are hypothetical amounts only. The maximum annual benefit payable under the Pension Plan was $104,125. Also, compensation in excess of $170,000 was not covered under the Pension Plan. "Average Final Compensation" was based upon compensation that would appear under the "Salary" column of the Summary Compensation Table. As of December 31, 2001, Mr. Peck had no years of credited service under the Pension Plan. Benefits set forth in the preceding table are computed as a straight-life annuity and are unaffected by payments expected to be made to employees by Social Security.

     In September 2001, the Board of Directors instructed management to take all actions necessary to terminate the Pension Plan and replace it with a Section 401(k) plan. The Bank notified all employees that Pension Plan benefits would be discontinued after December 31, 2001. In connection with this termination, the Bank incurred a curtailment loss of approximately $1.4 million. By terminating the Pension Plan, the Bank anticipates saving approximately $360,000 per year. The Bank currently is in the process of filing with the Internal Revenue Service to certify the Pension Plan as a defined compensation plan.

     Employment Agreements. The Company and the Bank have entered into separate employment agreements (the "Employment Agreements") with John E. Peck, President and Chief Executive Officer of the Company and the Bank. The Board of Directors of each of the Company and the Bank believe that the Employment Agreements assure fair treatment of Mr. Peck in his career with the Company and the Bank by affording him some financial security.

     The Employment Agreements became effective May 31, 2000, each for a term of three years and with an annual base salary of $116,500 from July 3, 2000 through July 3, 2001, $122,325 through July 3, 2002 and $128,442 through July 3, 2003.
As of the anniversary date of each of the Employment Agreements, the term the Employment Agreement may be extended for as additional one-year period if the Board determines that Mr. Peck's performance has met the Board's requirements and standards. The Employment Agreements provide Mr. Peck with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. Each of the Employment Agreements shall terminate upon Mr. Peck's death and may terminate upon the Mr. Peck's disability. The Employment Agreement with the Bank is terminable by the Bank for "just cause" (as defined in the Employment Agreement). In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates Mr. Peck without just cause, Mr. Peck will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement and, at Mr. Peck's election, either continued participation in benefit plans which Mr. Peck would have been eligible to participate in through the Employment Agreements' expiration date or the cash equivalent thereof. If the Employment Agreements are terminated due to Mr. Peck's "disability" (as defined in the Employment Agreements), Mr. Peck will be entitled to a continuation of his salary and benefits through the date of such termination, including any period prior to the establishment of Mr. Peck's disability. In the event of Mr. Peck's death during the term of the Employment Agreements, his estate will be entitled to receive his salary through the last day of the calendar month in which Mr. Peck's death occurred. Mr. Peck is able to voluntarily terminate his Employment Agreements by providing 60 days' prior written notice to the Boards of Directors of the Bank and the Company, in which case Mr. Peck is entitled to receive only his compensation, vested rights and benefits accrued up to the date of termination.

     In the event of Mr. Peck's involuntary termination of employment other than for "just cause" within 12 months after a change in control of the Company or the Bank which has not been approved in advance by a two-thirds vote of the full Board of Directors of each of the Company and the Bank, Mr. Peck will be paid, subject to any federal regulatory limitations, within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. Peck receives on account of the change in control. The term "change in control" is defined in the Employment Agreements to mean (i) a change in the ownership, holding or power to vote more than 25% of the Bank's or Company's voting stock, (ii) a change in the ownership or possession of the ability to control the election of a majority of the Bank's or Company's directors, or (iii) a change in the ownership or possession of the ability to exercise a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" within the meaning of Section 13(d) of the Exchange Act. The aggregate payment that would be made to Mr. Peck assuming his termination of employment under the foregoing circumstances at December 31, 2001 would have been approximately $367,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Mr. Peck prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the Employment Agreements, Mr. Peck will be reimbursed for his legal and other expenses.

Transactions with Management

     The Bank offers loans to its directors and officers. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. No loans to directors and officers have terms more favorable than might be otherwise offered to customers.

     Kerry B. Harvey, a director of the Company and the Bank, is a partner in the firm of Owen, Harvey and Carter, which renders legal services to the Company and the Bank.

Report of the Audit and Finance Committee

     The following Report of the Audit and Finance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

     In accordance with its written charter, as adopted by the Board of Directors, the Audit and Finance Committee (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2001, the Committee met two times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to the public release.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

     The Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements, and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors, and the Board of Directors concurred in such recommendation.

                                        Harry J. Dempsey, Chairman
                                        WD Kelley
                                        Thomas I. Miller

Report of the Compensation Committee

     As members of the Personnel and Compensation Committee (the "Compensation Committee") of the Bank, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for executive officers for consideration by the Board of Directors of the Bank; and to administer various incentive plans of the Company and the Bank.

     Overview. Under the compensation policies of the Bank, which are endorsed by the Compensation Committee, compensation is paid based both on the executive officer's performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their profit plans, changes in the value of the Company's stock, reports of federal regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of the Company and the Bank and the accomplishment of the Company's and the Bank's strategic goals, such as loan growth, deposit growth, expense control and net income. In assessing performance, the members of the Compensation Committee did not make use of a mechanical weighting formula or use specific performance targets, but instead weighed the described factors as they deemed appropriate in the total circumstances.

     Base Salary. The 2001 salary levels of the Bank's senior officers were established in 2000 consistent with this compensation policy. In its review of base compensation, the Compensation Committee determined that the performance of Mr. Peck in managing the Company and the Bank was satisfactory, based upon the 2000 financial performance of the Bank, including the growth in assets, income, and capitalization during 2000; the results of confidential regulatory examinations; his involvement in community affairs in the communities served by the Bank; the Company's planned levels of financial performance for 2001; and a general level of satisfaction with the management of the Company and the Bank. Based upon the results of this review, the salary of Mr. Peck was established at $122,325 per year for 2001, which represented a 5% increase over his 2000 base salary.

     Mr. Peck was employed as President and Chief Executive Officer of each of the Company and the Bank effective May 5, 2000. Mr. Peck's annual base salary was established at the rate of $116,500 through July 3, 2001, $122,325 through July 3, 2002 and $128,442 through July 3, 2003. The Board of Directors shall review, not less often than annually, the rate of Mr. Peck's base salary, and in its sole discretion may decide to increase his base salary.

     No member of the Compensation Committee is a former or current officer of the Company or the Bank.

                                        Gilbert E. Lee, Chairman
                                        Walton G. Ezell
                                        Thomas I. Miller

Stock Performance Comparisons

         The following graph, which was prepared by SNL Securities LC, Charlottesville, Virginia, shows the cumulative total return on the Common Stock of the Company since the Conversion, compared with the NASDAQ Total Return Index, comprised of all U.S. Companies quoted on NASDAQ, and the SNL * $250 Million Thrift Index, comprised of publicly traded thrifts and thrift holding companies with total assets of less than $250 million. Cumulative total return on the Common Stock or the index equals the total increase in value since February 9, 1998 assuming reinvestment of all dividends paid into the Common Stock or the index, respectively. The graph was prepared assuming that $100 was invested on February 9, 1998 in the Common Stock, and the securities included in the indexes.

                       CUMULATIVE TOTAL STOCKHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                   February 9, 1998 through December 31, 2001



                                    [GRAPH]

                            Total Return Performance

                                                                   Period Ending
                                             -------------------------------------------------------------
Index                                            02/09/98    12/31/98    12/31/99    12/31/00    12/31/01
----------------------------------------------------------------------------------------------------------
HopFed Bancorp, Inc.                               100.00      103.15      119.51       87.34       96.74
NASDAQ - Total US                                  100.00      130.86      243.18      146.27      116.06
SNL *$250M Thrift Index                            100.00       81.96       76.98       81.74      110.53

* Denotes less than

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that during the year ended December 31, 2001, all such filing requirements were complied with.

--------------------------------------------------------------------------------
        PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     Rayburn, Betts & Bates, P.C. served as the Company's independent auditors for the year ended December 31, 2001. The Board of Directors presently intends to renew the Company's arrangement with Rayburn, Betts & Bates, P.C. to serve as the Company's independent auditors for the fiscal year ending December 31, 2002, subject to ratification by the Company's stockholders at the Annual Meeting. A representative of Rayburn, Betts & Bates, P.C. is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.

     Fees billed to the Company and the Bank by Rayburn, Betts & Bates, P.C. during the fiscal year ended December 31, 2001 were as follows:

     Audit Fees: The aggregate fees billed for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $56,750.

     Financial Information Systems Design and Implementation Fees: The Company and the Bank did not engage Rayburn, Betts & Bates, P.C. to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

     All Other Fees: The aggregate fees agreed upon for non-audit services by Rayburn, Betts & Bates, P.C. relating to the fiscal year ended December 31, 2001, including tax related services, are $10,400.

     The Audit and Finance Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Rayburn, Betts & Bates, P.C. The Company retains its independent auditors to advise it on other matters in addition to its core auditing functions. These engagement decisions are made only when two conditions are satisfied. First is a determination that the firm's particular expertise, coupled with its knowledge of the Company, provides substantial assurance of high-quality, focused, timely and useful results. Second is a determination that the engagement is consistent with the maintenance of auditor independence. Both of these determinations are reviewed regularly with the Audit and Finance Committee.

     Ratification of the appointment of the independent auditors must be approved by a majority of the votes cast by the stockholders of the Company at the Annual Meeting. The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of the independent auditors.

Change in Certifying Accountant

     York, Neel & Co. - Hopkinsville, LLP ("York, Neel"), the Company's former independent certified public accountants, resigned effective September 20, 2000. During the Company's two most recent fiscal years ended December 31, 1999 and the interim quarters preceding such resignation, there were no disagreements with York, Neel on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The report of York, Neel for the two fiscal years ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to accept the resignation and change accountants was recommended and approved by the Audit and Finance Committee of the Board of Directors and approved by the Board of Directors. On September 20,

2000, Rayburn, Betts & Bates, P.C. was engaged as the principal accountant to audit the Company's financial statements for the fiscal year ending December 31, 2000.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors on any other matters presented at the Annual Meeting. Under SEC rules, if a stockholder notifies the Company after May 2, 2002 of such stockholder's intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting, without any discussion of the matter in this Proxy Statement.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telegraph or telephone without additional compensation.

     The Annual Report to Stockholders for the year ended December 31, 2001, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy statement and proxy relating to the 2003 annual meeting of stockholders of the Company, which will be held on or about May 21, 2003, any stockholder proposal to take action at such meeting must be received by the Secretary of the Company at 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky no later than December 23, 2002. With respect to the 2003 annual meeting of stockholders of the Company, if notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, is not received by April 21, 2003, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2003 annual meeting, or to consider and vote upon at any such meeting, any stockholder proposal which does not meet all of the requirements established by the SEC or the Company's Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HOPFED BANCORP, INC., 2700 FORT CAMPBELL BOULEVARD, HOPKINSVILLE, KENTUCKY.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   BOYD M. CLARK
                                   SECRETARY

Hopkinsville, Kentucky
April 22, 2002

                                 REVOCABLE PROXY
                              HOPFED BANCORP, INC.

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 15, 2002

                              --------------------


     The undersigned stockholder of HopFed Bancorp, Inc. (the "Company") hereby appoints WD Kelley and Kerry B. Harvey, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of Hopkinsville Federal Bank, 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky on Wednesday, May 15, 2002 at 3:00 p.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

                                                             VOTE       FOR ALL
                                                    FOR    WITHHELD     EXCEPT
                                                    ---    --------     ------

I.   Election as directors of all nominees          [_]      [_]         [_]
     listed below (except as marked to the
     contrary)

             Boyd M. Clark
             Harry J. Dempsey
             Gilbert E. Lee

                 INSTRUCTION:  To withhold authority to
                 vote for any individual nominee, mark
                 "FOR ALL EXCEPT" and write that
                 nominee's name in the space provided below.

                --------------------------------------

II. Ratification of the appointment of Rayburn, Betts & Bates, P.C. as independent auditors of the Company for the fiscal year ending December 31, 2002.

              FOR [_]         AGAINST [_]          ABSTAIN [_]

III. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.


--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting.

     The undersigned stockholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement, and the Annual Report to Stockholders.

Dated: _________________ ____, 2002



_____________________________________     ______________________________________
PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER



_____________________________________     ______________________________________
SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------